Letter of Transmittal
to Tender Shares of Common Stock
of
Dicon Fiberoptics, Inc.
Pursuant to the Offer to Purchase
Dated April 25, 2006

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 P.M., PACIFIC TIME, ON MAY 22, 2006 UNLESS THE OFFER IS EXTENDED.

By Mail, Hand or Overnight Delivery: Dicon Fiberoptics, Inc. Jean Lin, Stock Administrator 1689 Regatta Blvd. Richmond, CA 94804
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE FORM W-9 (ATTACHED AS EXHIBIT A).

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal is to be completed by shareholders of Dicon Fiberoptics, Inc., a California corporation. Stock certificates or affidavits in lieu thereof are to be forwarded with this Letter of Transmittal.

US_WEST:260006885.4
17218-2

Ladies and Gentlemen:

The undersigned hereby tenders to Dicon Fiberoptics, Inc. (“DiCon”), the shares of common stock of DiCon described on the signature page to this Letter of Transmittal, pursuant to DiCon’s offer to purchase up to 154,500 shares of its common stock at a purchase price of $1.00 per share, net to the selling shareholder in cash (subject to withholding tax), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 25, 2006 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, and any amendments or supplements hereto or thereto, collectively constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of, and payment for, the shares of common stock tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, DiCon all right, title and interest in and to all of the shares of common stock that are being tendered hereby and appoints DiCon, or its designees, the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver certificate(s) for such shares; (b) transfer such shares on the books of DiCon; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the Offer. Upon such appointment, all prior powers of attorney and proxies given by the undersigned with respect to such shares will be, without further action, revoked, and no subsequent powers of attorney or proxies may be given with respect thereto by the undersigned or written consent executed and if given or signed will be deemed ineffective. Notwithstanding the forgoing, certificate(s) representing the undersigned’s common stock not tendered in this Offer shall remain in the custody of the Company’s secretary, in accordance with the terms of the Buy-Sell Agreement between the undersigned and the Company.

The undersigned hereby represents and warrants that the undersigned has full capacity, power and authority to tender, sell, assign and transfer the shares tendered hereby (and any and all other shares or other securities or rights issued or issuable in respect of such shares) and that when the same are accepted for payment by DiCon, DiCon will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned, upon request, will execute and deliver any additional documents deemed by DiCon to be necessary or desirable to: (i) confirm that the undersigned has authority to execute and deliver this Letter of Transmittal or any other documents being delivered by the undersigned in connection with the Offer and to deliver the shares tendered; or (ii) complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned hereby agrees not to file, pursue or support, directly or indirectly, any lawsuit, claim, complaint or other judicial or administrative proceeding against DiCon or any of DiCon’s directors, officers, employees, affiliates or advisors based in whole or in part on any claim arising out of or related to the Offer to Purchase, the transactions contemplated by the Offer to Purchase or the undersigned’s ownership of the shares, whether such claims are known or unknown or suspected or unsuspected (hereinafter “Claims”). This agreement survives indefinitely, and the undersigned further agrees not to assign any Claims. The undersigned, for the undersigned and for his or her predecessors, successors, executors, administrators, heirs, and assigns, hereby forever releases and discharges DiCon and all of DiCon’s directors, officers, employees, affiliates and advisors from any and all claims, rights, demands, liabilities, obligations, damages, actions and causes of action, of every kind and nature, in law, equity or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, arising out of or relating to the Offer to Purchase or the transactions contemplated by the Offer to Purchase. With respect to the foregoing releases and discharges, the undersigned hereby waives the provisions of Section 1542 of the California Civil Code and the benefits thereof and any rights the undersigned may have under corresponding laws of other jurisdictions. Section 1542 of the California Civil Code provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The undersigned has entered into a Buy-Sell Agreement with the Company, pursuant to the terms of which all transfers of shares of the Company held by the undersigned are subject. The undersigned hereby consents and waivers any right it may have under the Buy-Sell Agreement with regards to any transfer of the Company’s shares under the Offer to Purchase.

All authority conferred in this Letter of Transmittal or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable, provided that the shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date (as defined in the Offer to Purchase) as set forth in the Offer to Purchase.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 or 4 of the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (i) the undersigned has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the tender of such shares complies with Rule 14e-4. The Company’s acceptance for payment of shares tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

The undersigned understands that all shares properly tendered and not withdrawn will be purchased at the Purchase Price, net to the seller in cash (subject to any withholding tax), without interest thereon, upon the terms and subject to the conditions of the Offer, including its proration and conditional tender provisions, and that the Company will return all other shares, including shares not purchased because of proration and shares that were conditionally tendered and not accepted. The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 or 4 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may not be required to purchase any of the shares tendered hereby or may accept for payment fewer than all of the shares tendered hereby.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any shares purchased, and/or return any shares not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Purchase Price of any shares purchased and/or any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the Purchase Price of any shares purchased and/or return any shares not tendered or not purchased in the name(s) of, and mail said check and/or any certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the shares so tendered.

The undersigned acknowledges that the information contained in the Offer to Purchase is intended to assist the undersigned in determining whether or not to tender the undersigned’s shares, but it does not constitute tax, legal or financial advice. The undersigned further acknowledges that he or she has had the opportunity to consult with his or her tax, legal and financial advisors regarding the undersigned’s participation in the Offer.

US_WEST:260006885.4
17218-2

Signature Page to Letter of Transmittal

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Shares Tendered (Attach additional list if necessary)
	Shares Certificate Number(s)	Number of Shares Represented by Certificate(s)	Number of Shares Tendered*
Name(s): _________________________________________ Address(es): ______________________________________ ______________________________________
* Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Company’s Stock administrator are being tendered. See Instruction 3.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE

X_______________________________________________________________________________________________
Signature(s)

Print Name(s) of Registered Holder(s) _____________________________________________________________________________

________________________________________________________________________________________________

Capacity (full title) of signatory __________________________________________________________________________________

Address(es) _________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________
(Include Zip Code)

Phone Number (      )___________________________________________        Email Address _________________________________

Tax Identification or Social Security Number ________________________________________________________________________
(See Form W-9)

Dated:__________________, 2006

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, general partner of a partnership or other person acting in a fiduciary or representative capacity, please set forth full title of signatory and see Instruction 4).

ODD LOTS (SEE INSTRUCTION 3b)

This section is to be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on March 31, 2006, and who continues to own beneficially as of the Expiration Date, an aggregate of 100 shares or fewer.

Check the box as appropriate:

[ ] The undersigned was the beneficial owner as of the close of business on March 31, 2006, and continues to be the beneficial owner as of the Expiration Date, of an aggregate of 100 shares or fewer and is tendering all of such shares.

SPECIAL PAYMENT INSTRUCTIONS
(SEE INSTRUCTIONS 4, 5 AND 7)

To be completed ONLY if the check for the purchase price of shares purchased and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.
Issue [ ]
check and/or [ ] certificate(s) to:
Name ___________________________________________________
_______________________________________________________
_______________________________________________________
(Please Print)
Address _________________________________________________
_______________________________________________________
(Include Zip Code)
_______________________________________________________
(Taxpayer Identification or Social Security No.)

SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS 4, 5 AND 7)

To be completed ONLY if the check for the purchase price of shares purchased and/or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).
Mail [ ]
check and/or [ ] certificate(s) to:
Name ____________________________________________________
_______________________________________________________
_______________________________________________________
(Please Print)
Address __________________________________________________
_______________________________________________________
(Include Zip Code)

CONDITIONAL TENDER
You may consider tender of your shares upon the purchase by the Company of a specified minimum number of your shares tendered. See Section 7 in the Offer to Purchase. Unless at least the minimum number of shares tendered by you is purchased by the Company, none of the shares tendered hereby will be purchased. It is your responsibility to calculate such minimum number of shares, and you are urged to consult your tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

Minimum number of shares that must be purchased, if any are purchased:

____________ shares

US_WEST:260006885.4
17218-2

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used to tender certificates (or affidavits in lieu thereof) pursuant to the Offer to Purchase. Certificates (or affidavits in lieu thereof) for all shares to be tendered as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by DiCon at the address set forth on the front page of this Letter of Transmittal by the Expiration Date.

Pursuant to a Buy-Sell Agreement with the Company, most of the Company’s shareholders have previously appointed the Secretary of the Company as custodian to hold their stock certificate(s). If you are one of those shareholders, in tendering your shares, by signing this Letter of Transmittal, you will be authorizing the Secretary, as your custodian, to release your stock certificate(s) to the Company. Only the number of shares you tender will be released to the Company. If your share certificate(s) represent more shares than you intend to tender, the Company will issue the remaining shares to you in a new stock certificate. Once the new certificate is issued, it will be delivered to the custody of the Company’s secretary, in accordance with the terms of the Buy-Sell Agreement between you and the Company.

If you are one of the few shareholders who have retained their share certificate(s), please note the method of delivery of shares, the Letter of Transmittal and all other required documents is at the option and risk of the tendering shareholder. Shares will be deemed delivered only when actually received by DiCon. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

2. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of shares should be listed on a separate schedule attached hereto.

3. Number of Shares.

a.  If fewer than all the shares represented by any certificate delivered to the Company’s Stock administrator are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of shares Tendered.” In such case, a new certificate for the remainder of the shares represented by the old certificate will be issued to the person(s) signing this Letter of Transmittal, unless otherwise provided in the “Special Payment Instructions” or “Special Delivery Instructions” boxes on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. The newly issued certificate will be delivered to custody of the Company’s secretary, in accordance with the terms of the Buy-Sell Agreement between the undersigned and the Company. All shares represented by certificates delivered to the Company’s Stock administrator will be deemed to have been tendered unless otherwise indicated.

b.  Odd Lots. As described in the Offer to Purchase, if fewer than all shares validly tendered at the Purchase Price and not withdrawn on or prior to the Expiration Date are to be purchased, the shares purchased first will consist of all shares tendered by any shareholder who owned beneficially as of the close of business on March 31, 2006, and continues to own beneficially as of the Expiration Date, an aggregate of 100 shares or fewer and who validly and unconditionally tendered all such shares at the Purchase Price. Partial or conditional tenders of shares will not qualify for this preference. This preference will not be available unless the box captioned “Odd Lots” in this Letter of transmittal is completed.

4. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate, affidavit or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, general partner of a partnership, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to DiCon of the authority of such person so to act must be submitted. In addition, with respect to any shares tendered by a person acting in a fiduciary or representative capacity, DiCon may request any documents it deems necessary or advisable in its sole judgment to evidence such person’s authority. In order for shares tendered on behalf of a trust to be deemed validly tendered, the Letter of Transmittal with respect to such shares must be accompanied by a copy of the trust documents evidencing such person’s authority to sign on behalf of the trust.

5. Stock Transfer Taxes. DiCon will pay any stock transfer taxes with respect to the sale and transfer of any shares to it to the Offer.

6. United States Withholding Tax. United States shareholders (as defined in the Offer to Purchase) are required to provide DiCon with the shareholder’s correct Tax Identification Number and certain other information by properly completing Form W-9, a copy of which is attached hereto as Exhibit A. Failure to properly complete Form W-9 may subject the tendering shareholder to a $50 penalty by the Internal Revenue Service and to backup withholding tax in the amount of 28% of the gross proceeds received for the shares pursuant to the Offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained. Please consult the specific instructions on the attached Form W-9 for guidance on properly completing Form W-9.

    Do not provide a Form W-9 if you are a Foreign shareholder (as defined in the Offer to Purchase). Instead, DiCon will withhold income tax at the rate of 30% from the gross proceeds received for the shares pursuant to the Offer unless (i) you are located in a jurisdiction that has a tax treaty with the United States that provides a reduced withholding rate for dividends AND you provide DiCon with the appropriate Form W-8 (generally Form W-8BEN), in which case the lower withholding rate will be used, or (ii) the gross proceeds are effectively connected with the conduct of a trade or business by you within the United States AND you provide DiCon with the appropriate Form W-8 (generally Form W-8ECI), in which case no income tax withholding will be made. Such forms may be obtained by accessing the IRS website at www.irs.gov. Foreign shareholders are encouraged to contact their tax advisors regarding the appropriateness of submitting the applicable Form W-8 to us.

Without appropriate documentation to the contrary (such as the completed Form W-9), DiCon will treat a shareholder as a Foreign Shareholder based upon the application of certain presumptions which could result in a shareholder being treated as a Foreign shareholder and the payment being subject to income tax withholding at a higher rate than would be applicable to a United States shareholder.

7. Special Payment and Delivery Instructions. If the check for the purchase price of any shares purchased is to be issued in the name of, or if the check is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to an address other than that shown above in the box captioned “Description of shares Tendered,” then the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed.

If any shares not purchased are to be issued in the name of a person other than the person(s) signing this Letter of Transmittal, then the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed. Once the new certificate is issued, it will be delivered to the custody of the Company’s secretary, in accordance with the terms of the Buy-Sell Agreement between the undersigned and the Company.

8. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from Jean Lin, DiCon’s Stock Administrator, at 1689 Regatta Blvd., Richmond, CA 94804, Facsimile: (510) 620-4100, Attn: Jean Lin.

9. Waiver of Conditions. DiCon reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender, in whole or in part, at any time or from time to time, and with respect to any particular shares or any particular shareholder, whether or not similar conditions, defects, or irregularities are waived in the case of other shares or other shareholders. No tender will be deemed to be validly made until all defects or irregularities have been cured or waived. DiCon will be under no obligation to give notification of any defects or irregularities in tenders nor will DiCon incur any liability for failure to give such notification.

10. Lost, Destroyed or Stolen Certificates. If any certificate for shares have been lost, destroyed or stolen, you must, in lieu of delivering the certificate, sign and deliver an affidavit in the form attached hereto as Exhibit B. DiCon reserves the right to reject any affidavit if it determines that it contains false or inaccurate information or if it is otherwise deficient.

11. Irregularities. All questions as to the Purchase Price, the form of documents, and the validity, eligibility (including time of receipt) and acceptance of any tender of shares will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of shares that it determines are not in proper form or the acceptance for payment of or payment for shares that may, in the opinion of the Company’s counsel, be unlawful. Except as otherwise provided in the Offer to Purchase, the Company also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of shares and the Company’s interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Company’s Stock administrator, or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

Important: This Letter of Transmittal must be received by us on or prior to the Expiration Date (as defined in the Offer to Purchase).

US_WEST:260006885.4
17218-2

Exhibit A

Form W-9 (Rev. November 2005) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification				Give form to the requestor. Do not send to the IRS.
Print or type See Specific Instructions on page 2.					Name (as shown on your income tax return)
Business name, if different from above
Check appropriate box:	☐ Individual/ Sole proprietor	☐ Corporation	☐ Partnership	☐ Other ►----------	☐ Exempt from backup withholding
Address (number, street, and apt. or suite no.)				Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)
Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

NOTE: If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social Security Number

Or
Employer identification number

Part II	Certification

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here				Signature of U.S. person ►	Date ►

Cat. No. 10231X	Form W-9 (Rev. 11-2005)

Form W-9 (Rev. 11-2005) Page 2

PURPOSE OF FORM
A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee.
In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.
Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.
For federal tax purposes, you are considered a person if you are:
•  An individual who is a citizen or resident of the United States,

•  A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

•  Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:
•  The U.S. owner of a disregarded entity and not the entity,

•  The U.S. grantor or other owner of a grantor trust and not the trust, and

•  The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:
1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.
Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Form W-9 (Rev. 11-2005) Page 3
Payments you receive will be subject to backup withholding if:
1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 4 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
Also see Special rules regarding partnerships on page 1.
PENALTIES
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
SPECIFIC INSTRUCTIONS
Name
If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.
Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.
Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.
Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
EXEMPT FROM BACKUP WITHHOLDING
If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.
Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),
2. The United States or any of its agencies or instrumentalities,
3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or
5. An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:
6. A corporation,
7. A foreign central bank of issue,
8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,
9.  A futures commission merchant registered with the Commodity Futures Trading Commission,
10. A real estate investment trust,
11. An entity registered at all times during the tax year under the Investment Company Act of 1940,
12. A common trust fund operated by a bank under section 584(a),
13. A financial institution,
14. A middleman known in the investment community as a nominee or custodian, or
15. A trust exempt from tax under section 664 or described in section 4947.
The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.
IF the payment is for. . .	THEN the payment is exempt for. . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally exempt recipients 1 through 7[2]
PART I. TAXPAYER IDENTIFICATION
NUMBER (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.
Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

1 See Form 1099-MIS, Miscallaneous income, and its instructions.

2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees; and payments for services paid by a federal executive agency.

Form W-9 (Rev. 11-2005) Page 4

PART II. CERTIFICATION

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.
Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
5 Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER
For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account.[3]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[4]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or single-owner LLC	The owner[5]
For this type of account:	Give name and EIN of:
6. Sole proprietorship or single-owner LLC	The owner[3]
7. A valid trust, estate, or pension trust	Legal entity[6]

8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, education, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

3 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
4 Circle the minor's name and furnish the minor's SSN
5. You must show your individual name and you may also enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprieter, IRS encourages you to use your SSN.
6.  List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.
Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

PRIVACY ACT NOTICE
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.
You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Exhibit B

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless DiCon Fiberoptics, Inc. and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

Sign Here:____________________________________________________________________________
Print Name:___________________________________________________________________________
Co-Owner, if any:______________________________________________________________________
Signature of Co-Owner, if any:____________________________________________________________

Date: _______________, 20 _____